Exhibit 99.1

Kris Bevill, Public Relations 701.280.5076 (Office) | 701.306.8561 (Cell) kris.bevill@alerus.com Melissa Von Arx, Public Relations 507.535.1297 (Office) melissa.vonarx@hfsb.com

FOR IMMEDIATE RELEASE

ALERUS FINANCIAL CORPORATION AND HMN FINANCIAL, INC. JOINTLY ANNOUNCE STRATEGIC TRANSACTION

GRAND FORKS, ND & ROCHESTER, MN (May 15, 2024) – Alerus Financial Corporation (“Alerus”) (Nasdaq: ALRS) and HMN Financial, Inc. (“HMNF”) (Nasdaq: HMNF) jointly announced today the signing of a definitive Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Alerus will acquire, in an all-stock merger, HMNF, a savings and loan holding company headquartered in Rochester, Minnesota, and the parent company of Home Federal Savings Bank (“Home Federal”). Under the terms of the Merger Agreement, HMNF will merge with and into Alerus (the “Merger”) and Home Federal will merge with and into Alerus’ wholly-owned bank subsidiary, Alerus Financial, National Association, in a transaction valued at approximately $116.4 million.

The Merger represents the twenty-sixth acquisition for Alerus since 2000 as part of its long-term plan to continually expand its business segments, including banking, wealth services, and retirement and benefits plans and services. Upon completion of the Merger, the combined company will have approximately $5.5 billion in total assets, $3.7 billion in total loans and $4.3 billion in total deposits, assets under administration and management of approximately $43.1 billion, with 29 locations across the Midwest, as well as Arizona.

Founded in 1934, Home Federal operates 12 branches in Minnesota and one branch in each of Iowa and Wisconsin. As of March 31, 2024, HMNF had, on a consolidated basis, $1.2 billion in total assets, which included approximately $872.3 million in loans and $1.0 billion in total deposits.

“We are pleased with this partnership and the strategic expansion into the growing and vibrant Rochester, Minnesota, market and other communities Home Federal serves. Home Federal has built a valuable core deposit franchise based on long-standing client relationships, and we believe their culture, vision, and purpose align remarkably well with ours,” said Katie Lorenson, President and Chief Executive Officer of Alerus. “Alerus has a proven history of successful strategic acquisitions that strengthen our ability to serve the growing needs of our clients and communities. We look forward to welcoming our new team members and supporting their ongoing efforts in providing excellent client service, developing new business, and expanding relationships with a larger balance sheet, robust treasury management and diversified financial services.”

Brad Krehbiel, President and Chief Executive Officer of HMNF, added “We believe we have found an exceptional partner in Alerus. They have a proven track record of diversification, profitable growth, and the ability to execute acquisitions. We are confident this merger will serve all our constituents well, including our stockholders, clients, employees, and communities.”

According to the terms of the Merger Agreement, stockholders of HMNF will receive 1.25 shares of Alerus common stock for each share of HMNF common stock they own, and the Merger is expected to qualify as a tax-free reorganization for HMNF stockholders. Based on Alerus’ closing price of $20.69 as of May 14, 2024, the aggregate deal value is approximately $116.4 million, or $25.86 per share. The transaction is expected to be immediately accretive to Alerus’ estimated earnings before one-time costs, with a tangible book value earn back of approximately 2.2 years (inclusive of interest rate marks), and an internal rate of return in excess of 25%. Upon completion of the Merger, one HMNF director will join the Alerus Board of Directors.

The transaction has been unanimously approved by the Boards of Directors of both companies. Completion of the Merger is subject to customary closing conditions, including receipt of required regulatory approvals and approval by the stockholders of both Alerus and HMNF. The transaction is expected to close in the fourth quarter of 2024.

Raymond James & Associates, Inc. served as financial advisor and Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel to Alerus on the transaction. D.A. Davidson & Co. served as financial advisor and Ballard Spahr LLP served as legal counsel to HMNF.

Conference Call

Alerus will host a conference call at 11:00 a.m. Eastern Time (10:00 a.m. Central Time) on May 15, 2024, to discuss the transaction and related matters. The related slide presentation is accessible on Alerus’ investor website at investors.alerus.com under “News and Events.” Interested parties may listen to the call live via webcast by visiting investors.alerus.com. Investment professionals are invited to call the toll-free number: 1-833-470-1428, Access Code: 743130. The webcast will be archived on Alerus’ investor website and will be accessible shortly following the call.

About Alerus Financial Corporation

Alerus Financial Corporation is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to businesses and consumer clients, including banking, wealth services, and retirement and benefits plans and services. Alerus provides clients with a primary point of contact to help fully understand the unique needs and delivery channel preferences of each client. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet the clients’ needs.

Alerus has banking and wealth offices in Grand Forks and Fargo, North Dakota, the Minneapolis-St. Paul, Minnesota metropolitan area, and Phoenix and Scottsdale, Arizona. Alerus Retirement and Benefits serves advisors, brokers, employers, and plan participants across the United States.

About HMN Financial, Inc.

HMN Financial, Inc. and Home Federal Savings Bank are headquartered in Rochester, Minnesota. Home Federal operates twelve full-service offices in Minnesota located in Albert Lea, Austin, Eagan, Kasson, La Crescent, Owatonna, Rochester (4), Spring Valley and Winona, one full-service office in Marshalltown, Iowa, and one full-service office in Pewaukee, Wisconsin. Home Federal also operates a loan origination office located in La Crosse, Wisconsin.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus and HMNF and certain plans, expectations, goals, projections and benefits relating to the proposed merger between Alerus and HMNF, all of which are subject to numerous assumptions, risks and uncertainties. These statements are often, but not always, identified by words such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized,” “target” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements Alerus makes regarding the ability of Alerus and HMNF to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Merger, statements about the expected timing for completing the Merger, the potential effects of the proposed Merger on both Alerus and HMNF, and the possibility of any termination of the Merger Agreement, and any potential downward adjustment in the exchange ratio.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors disclosed in reports filed by Alerus and HMNF with the Securities and Exchange Commission (the “SEC”), risks and uncertainties for Alerus, HMNF and the combined company that may cause actual results or outcomes to differ materially from those anticipated include, but are not limited to: (1) the possibility that any of the anticipated benefits of the Merger will not be realized or will not be realized within the expected time period; (2) the risk that integration of HMNF’s operations with those of Alerus will be materially delayed or will be more costly or difficult than expected; (3) the parties’ inability to meet expectations regarding the timing of the proposed Merger; (4) changes to tax legislation and their potential effects on the accounting for the Merger; (5) the inability to complete the proposed Merger due to the failure of Alerus’ or HMNF’s stockholders to adopt the Merger Agreement, or the failure of Alerus’ stockholders to approve the issuance of Alerus’ common stock in connection with the Merger; (6) the failure to satisfy other conditions to completion of the proposed Merger, including receipt of required regulatory and other approvals; (7) the failure of the proposed Merger to close for any other reason; (8) diversion of management’s attention from ongoing business operations and opportunities due to the proposed Merger; (9) the challenges of integrating and retaining key employees; (10) the effect of the announcement of the proposed Merger on Alerus’, HMNF’s or the combined company’s respective customer and employee relationships and operating results; (11) the possibility that the proposed Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (12) the amount of HMNF’s stockholders’ equity as of the closing date of the Merger and any potential downward adjustment in the exchange ratio; (13) the dilution caused by Alerus’ issuance of additional shares of Alerus common stock in connection with the Merger; and (14) changes in the global economy and financial market conditions and the business, results of operations and financial condition of Alerus, HMNF and the combined company. Please refer to each of Alerus’ and HMNF’s Annual Report on Form 10-K for the year ended December 31, 2023, as well as both parties’ other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Any forward-looking statement included in this press release is based only on information currently available to management and speaks only as of the date on which it is made. Neither Alerus nor HMNF undertakes any obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

Alerus will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a joint proxy statement of Alerus and HMNF that also constitutes a prospectus of Alerus, which will be sent to the stockholders of Alerus and HMNF. Before making any voting decision, the stockholders of Alerus’ and HMNF are advised to read the joint proxy statement/prospectus when it becomes available because it will contain important information about Alerus, HMNF and the proposed transaction. When filed, this document and other documents relating to the Merger filed by Alerus can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge by accessing Alerus’ website at www.alerus.com under the link “Investors Relations” and then under “SEC Filings” and HMNF’s website at www.justcallhome.com/HMNFinancial under “SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Alerus upon written request to Alerus Financial Corporation, Corporate Secretary, 401 Demers Avenue, Grand Forks, North Dakota 58201 or by calling (701) 795-3200, or from HMNF upon written request to HMN Financial, Inc., Corporate Secretary, 1016 Civic Center Drive NW, Rochester, Minnesota 55901 or by calling (507) 535-1200. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the joint proxy statement/prospectus.

Participants in the Solicitation

This press release does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. Alerus, HMNF, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Alerus and HMNF in connection with the proposed merger under SEC rules. Information about the directors and executive officers of Alerus and HMNF will be included in the joint proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Security holders may obtain information regarding the names, affiliations and interests of Alerus’ directors and officers in the definitive proxy statement of Alerus relating to its 2024 Annual Meeting of Stockholders filed with the SEC on March 25, 2024 and on Alerus’ Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024. Security holders may also obtain information regarding the names, affiliations and interests of HMNF’s directors and executive officers in the definitive proxy statement of HMNF relating to its 2024 Annual Meeting of Stockholders filed with the SEC on March 21, 2024 and HMNF’s Annual Report on Form 10-K/A for the year ended December 31, 2023 filed with the SEC on March 19, 2024. To the extent the holdings of Alerus’ securities by Alerus’ directors and executive officers or the holdings of HMNF securities by HMNF’s directors and executive officers have changed since the amounts set forth in Alerus’ or HMNF’s respective proxy statement for its 2024 Annual Meeting of Stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”